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                                                                     EXHIBIT 4.5


            AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDMENT dated as of December 26, 2003, by and among the financial institutions whose signatures appear below (individually a "Bank," collectively the "Banks"), Comerica Bank, as Administrative Agent for the Banks (in such capacity, "Agent"), and Olympic Steel, Inc., an Ohio corporation (the "Company").

         RECITALS:

         A. Company, Agent and Comerica Bank, Fifth Third Bank and Standard Federal Bank N.A., Fleet Capital Corporation and KeyBank National Association are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2002, as previously amended ("Credit Agreement").

         B. Company, the Banks (as defined in the Credit Agreement) and Agent desire to amend the Credit Agreement as set forth below.

         NOW THEREFORE, the parties agree as follows:

         1. Section 8.7(i) is amended to read in its entirety as follows:

         "(i) additional Investments in or to G.S.P. LLC and/or OLP LLC made after the date hereof, in addition to those identified on Schedule 8.7 annexed hereto not to exceed $2,000,000 in aggregate amount at any time outstanding (excluding the Investments so identified on Schedule 8.7);"

         2. Except as expressly modified hereby, all the terms and conditions of the Credit Agreement shall remain in full force and effect.

         3. Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement are within its corporate powers, have been duly authorized, are not in contravention of law or the terms of its Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Credit Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties made by Company set forth in Sections 6.1 through
6.19 and 6.21 through 6.24 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.20 of the Credit Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Credit Agreement; and
(d) no Default or Event of Default has occurred and is continuing as of the date hereof.

         4. Capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.


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         5. This Amendment may be signed in counterparts.

         6. This Amendment shall become effective (according to the terms and as of the date hereof) upon satisfaction by Company of the following conditions:

                  (a) Agent shall have received counterpart originals of this Amendment, in each case duly executed and delivered by Company, the Majority Banks, and the Guarantors; and

                  (b) Company shall have paid to the Agent for the benefit of the Banks the fee referred to in Section 7, below.

         7. Company agrees to pay to the Agent, for the account of each Bank executing this Amendment on or before December 26, 2003, a non-refundable amendment fee in amount equal to the product of (a) 25 basis points (.25%) and
(b) the sum of such Bank's Revolving Credit Percentage of the Revolving Credit Aggregate Commitment and Term Loan Percentage of $37,966,666 (the current outstanding principal balance of Term Loan A and Term Loan B).

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              OLYMPIC STEEL, INC.
as Agent


By: /s/                                     By: /s/
   --------------------------------            ---------------------------------

Its:                                        Its:
    -------------------------------             --------------------------------



SWING LINE BANK:                            COMERICA BANK



                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------



ISSUING BANK:                               COMERICA BANK


                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------


BANKS:                                      COMERICA BANK



                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------


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                                            STANDARD FEDERAL BANK N.A.



                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------



                                            FIFTH THIRD BANK



                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------



                                            FLEET CAPITAL CORPORATION


                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------



                                            KEYBANK NATIONAL ASSOCIATION

                                            By: /s/
                                               ---------------------------------

                                            Its:
                                                --------------------------------